Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20476) of our report dated June 29, 2021, with respect to the financial statements of Sandy Spring Bank 401(K) Plan as of December 31, 2020 included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ FORVIS, LLP

(Successor to Dixon Hughes Goodman LLP)

Tysons, Virginia

June 29, 2022